Exhibit 10.2

INVESTMENT MANAGEMENT TRUST AGREEMENT

This INVESTMENT MANAGEMENT TRUST AGREEMENT is made as of                          , 2007 by and between Dekania Corp. (the “Company”) and American Stock Transfer & Trust Company, as Trustee (“Trustee”).

WHEREAS, the Company’s Registration Statement on Form S-1, File No. 333-134776, as amended, (“Registration Statement”), for its initial public offering of securities (“IPO”) has been declared effective on                          , 2007 (the “Effective Date”) by the Securities and Exchange Commission; and

WHEREAS, in accordance with the Subscription Agreement, the Company has issued 250,000 units of its securities to Cohen Bros. Acquisitions, LLC (the “Sponsor”) at $10.00 per unit, each unit consisting of one share of the Company’s Common Stock, par value of $0.0001 per share (the “Common Stock”) and one warrant exercisable for one share of Common Stock, in a private placement with aggregate proceeds of $2,500,000 (the “Placement”); and

WHEREAS, Merrill Lynch, Pierce, Fenner & Smith Incorporated (“Merrill Lynch”) and Maxim Group LLC (“Maxim” and, collectively with Merrill Lynch, the “Representatives”) are acting as the representatives of the underwriters (the “Underwriters”) in the IPO; and

WHEREAS, as described in the Company’s Registration Statement: (i) in accordance with the Company’s Amended and Restated Certificate of Incorporation, $89,560,000 ($103,237,000 if the over-allotment option is exercised in full) of the net proceeds of the IPO (the “IPO Proceeds”), (ii) net proceeds of $2,500,000 received by the Company as a result of the Placement (the “Placement Proceeds”), and (iii) in accordance with the Underwriting Agreement, dated                          , 2007, between the Company and the Representatives, an additional $1,940,000 ($2,522,000 if the Underwriters’ overallotment option is exercised in full), representing a portion of the Underwriters’ discount (the “Deferred Discount”) will each be deposited in a trust account to be managed by the Trustee. The amount to be delivered to the Trustee will be referred to herein as the “Property,” the stockholders for whose benefit the Trustee shall hold the Property will be referred to as the “Public Stockholders,” and the Public Stockholders, the Company, the Representatives and the Underwriters will be referred to together as the “Beneficiaries”; and

WHEREAS, Sponsor has agreed to provide a letter of credit (“Letter of Credit”) to the Trustee for the benefit of the public stockholders and the Trust Account in the amount of $3,000,000 ($3,291,000 if the over allotment option is exercised in full); and

WHEREAS, the Company and the Trustee desire to enter into this Agreement to set forth the terms and conditions pursuant to which the Trustee shall hold the Property and administer any amounts drawn under the Letter of Credit.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, the parties hereto agree as follows:

1. Agreements and Covenants of Trustee. The Trustee hereby agrees and covenants to:

(a) Hold the Property in trust for the Beneficiaries in accordance with the terms of this Agreement, in a segregated trust account (“Trust Account”) established by the Trustee with Deutsche Bank Trust Company Americas;

(b) Manage, supervise and administer the Trust Account subject to the terms and conditions set forth herein;

(c) In a timely manner, upon the written instruction of the Company, invest and reinvest the Property and any proceeds derived from the Property in any “Government Security” or in money market funds selected by the Company meeting the conditions specified in Rule 2a-7 promulgated under the Investment Company Act of 1940, as amended, as determined by the Company. As used herein, “Government Security” means any Treasury Bill issued by the United States, having a maturity of one hundred eighty days or less;

(d) Collect and receive, when due, all principal and income arising from the Property;

(e) Promptly notify the Company and the Representatives of all communications received by it with respect to the Property requiring action by the Company;

(f) Supply any necessary information or documents as may be requested by the Company in connection with the Company’s preparation of the tax returns for the Trust Account or the Company;

(g) Participate in any plan or proceeding for protecting or enforcing any right or interest arising from the Property if, as and when instructed by the Company to do so;

(h) Render to the Company, and the Representatives, and to such other person as the Company may instruct, monthly written statements of the activities of and amounts in the Trust Account reflecting all receipts and disbursements of the Trust Account; and

(i) Commence liquidation of the Trust Account upon receipt of an Officers Certificate signed by the Chief Executive Officer or President and Chief Financial Officer in accordance with the terms of a letter (“Termination Letter”), in a form substantially similar to that attached hereto as Exhibit A or Exhibit B , signed on behalf of the Company by its Chief Executive Officer or President and Chief Financial Officer, and complete the liquidation of the Trust Account and distribute the Property in the Trust Account only as directed in the Termination Letter and the other documents referred to therein, as part of the Company’s: (i) plan of dissolution and liquidation approved by the Company’s stockholders or (ii) Business Combination (as defined in the Registration Statement) approved by the stockholders, as applicable. The Trustee understands and agrees that, except as provided in Section 3(i) and Section 2 hereof, disbursements from the Trust Account shall be made only pursuant to a duly executed Termination Letter, together with the other documents referenced therein, including without limitation, an independently certified oath and report of the inspector of the stockholder vote in favor of the Business Combination as provided in Section 3(d) hereof. In all cases, the Trustee shall provide the Representatives with a copy of any Termination Letters, Officers Certificates and/or any other correspondence that it receives with respect to any proposed withdrawal from the Trust Account promptly after it receives same.

2. Limited Distributions of Income on Property; Letter of Credit.

(a) If there is any income tax obligation relating to the income from the Property in the Trust Account, then, at the written instruction of the Company, the Trustee shall disburse to the Company, the Internal Revenue Service or applicable state or local taxing authority by wire transfer or check (as directed by the Company in its instruction letter), out of the Property in the Trust Account, the amount indicated by the Company as required to pay income taxes. For the purposes of this paragraph, the phrase “income tax” shall mean any tax measured in whole or in part by income.

(b) Upon written request from the Company containing certification that such distribution pursuant to this Section 2(b) shall only be used to fund the working capital requirements of the Company and the costs related to identifying and researching a prospective target businesses in each case as described in the prospectus that forms a part of the Registration Statement, the Trustee shall distribute to the Company an amount up to an aggregate of $2,500,000 from the interest earned on the Property and proceeds derived from the Property, net of taxes payable on interest earned on the Property and such proceeds, through the last day of the month immediately preceding the date of receipt of the Company’s written request, it being agreed that the Company shall be permitted to withdraw interest monthly (or weekly during the first month following the closing of the IPO).

(c) Upon receipt by the Trustee of a written instruction from the Company for distributions from the Trust Account in connection with a plan of dissolution and liquidation, accompanied by an Officers Certificate signed by the Chief Executive Officer or President and Chief Financial Officer of the Company certifying as true, accurate and complete a statement of: (i) the amount of actual expenses incurred or, where known with reasonable certainty, reasonably to be incurred by the Company in connection with its dissolution and liquidation, including any fees and expenses incurred or reasonably to be incurred by the Company in connection with seeking stockholder approval of the Company’s plan of dissolution and liquidation, which sum, however, shall not exceed $100,000 in the aggregate, (ii) any amounts due to pay creditors or required to be reserved for payment to creditors up to $2,500,000, and (iii) the sum of (i) and (ii), the Trustee shall distribute to the Company, (but only from interest earned on funds in the Trust Account) an amount, as directed by the Company in the instruction letter, up to the amount of (iii) as indicated in the instruction letter.

(d) Except as provided in this Section 2, no other distributions from the Trust Account shall be permitted except in accordance with Sections 1(i) and 3(i) hereof.

(e) If the Company does not complete a Business Combination within the time periods set forth in the prospectus and the Registration Statement, the Board of Directors is required to recommend a plan of dissolution and liquidation to the Company’s stockholders and upon stockholder approval of the Company’s plan of dissolution and liquidation, the Trustee must liquidate the Trust Account and make liquidating distributions to the Public Stockholders as further described herein. If the amount in the Trust Account available for distribution to the Public Stockholders upon the Company’s liquidation is less than $10 per share of Common Stock, the Trustee shall draw on the Letter of Credit (if not expired at the time and to the full extent of the remaining principal amount thereof) so as to ensure that each Public Stockholder receives $10 per share of Common Stock.

(f) In determining the per share amount available for distribution to Public Stockholders upon the Company’s liquidation, the Trustee shall request and may rely upon the records of the transfer agent for the Common Stock as to the number of shares of Common Stock outstanding at the time of liquidation and shall divide the amount in the Trust Account available for distribution to Public Stockholders by such number.

(g) If the Trustee is required to draw on the Letter of Credit pursuant to Section 2(e) hereof, the Trustee shall make a written request to draw upon the Letter of Credit to Commerce Bank, as issuer of the Letter of Credit, which written request shall be substantially in the form set out in Exhibit C.

3. Agreements and Covenants of the Company. The Company hereby agrees and covenants:

(a) To provide all instructions to the Trustee hereunder in writing, signed by the Company’s Chief Executive Officer or President and Chief Financial Officer. In addition, except with respect to its duties under paragraph 1(i) and 3(i), the Trustee shall be entitled to rely on, and shall be protected in relying on, any verbal or telephonic advice or instruction which it in good faith believes to be given by any one of the persons authorized above to give written instructions, provided that the Company shall promptly confirm such instructions in writing;

(b) To hold the Trustee harmless and indemnify the Trustee from and against any and all expenses, including reasonable counsel fees and disbursements, or loss suffered by the Trustee in connection with any action, suit or other proceeding brought against the Trustee involving any claim, or in connection with any claim or demand which in any way arises out of or relates to this Agreement, the services of the Trustee hereunder, or the Property or any income earned from investment of the Property, except for expenses and losses resulting from the Trustee’s gross negligence, willful misconduct or bad faith. Promptly after the receipt by the Trustee of notice of demand or claim or the commencement of any action, suit or proceeding, pursuant to which the Trustee intends to seek indemnification under this paragraph, it shall notify the Company in writing of such claim (hereinafter referred to as the “Indemnified Claim”). The Company shall have the right to conduct and manage the defense against such Indemnified Claim, provided that the Company shall obtain the consent of the Trustee with respect to the selection of counsel, which consent shall not be unreasonably withheld, conditioned or delayed. The Company may not agree to settle any Indemnified Claim without the prior written consent of the Trustee, which shall not be unreasonably withheld, conditioned or delayed. The Trustee may participate in such action with its own counsel at its own expense;

(c) Pay the Trustee an initial acceptance fee, an annual fee and a transaction processing fee for each disbursement made pursuant to Sections 2(a) and 2(b) as set forth on Schedule A hereto, which fees shall be subject to written modification by the parties from time to time. It is expressly understood that the Property shall not be used to pay such fees and further agreed that said transaction processing fees shall be deducted by the Trustee from the disbursements made to the Company pursuant to Section 2(b). The Company shall pay the Trustee the initial acceptance fee and first year’s annual fee at the consummation of the IPO and shall thereafter pay the annual fee on the anniversary of the Effective Date. The Trustee shall refund to the Company the annual fee (on a pro rata basis) with respect to any period after the liquidation of the Trust Fund. The Company shall not be responsible for any other fees or charges of the Trustee except as set forth in this Section 3(c) and as may be provided in Section 3(b) hereof (it being expressly understood that the Property shall not be used to make any payments to the Trustee under such Sections);

(d) That, in the event that the Company presents a Business Combination or a plan or dissolution and liquidation to its stockholders, the Trustee or another independent party designated by the Representatives shall act as the inspector of election to certify the results of the stockholder vote;

(e) That the Officers Certificate referenced in Sections 1(i) and 3(i) hereof shall require the Company’s Chief Executive Officer or President and Chief Financial Officer to each certify the following (wherever applicable): (i) prior to the LOI Termination Date (as such term is defined in Section 3(i) hereof), the Company has entered into a bona fide Letter of Intent with a target business; and/or (ii) prior to the LOI Termination Date, the Company has entered into a Business Combination with a target business, the terms of which are consistent with the requirements set forth in the Registration Statement; and/or (iii) prior to the Second Termination Date (as such term is defined in Section 3(i) hereof), the Company has entered into a Business Combination with a target business, the terms of which are consistent with the requirements set forth in the Registration Statement; and (iv) the Board of Directors of the Company (the “Board”), pursuant to the unanimous written consent of the Board or at a duly called and held meeting of the Board has approved (where applicable): (A) the Letter of Intent; and/or (B) the Business Combination. A copy of such Board approval and the Letter of Intent and/or the definitive agreement relating to the Business Combination so approved shall be attached as an exhibit to the Officers Certificate;

(f) In connection with any vote of the Company’s stockholders regarding a Business Combination, to provide to the Trustee an affidavit or certificate of a firm regularly engaged in the business of soliciting proxies and tabulating stockholder votes (which firm may be the Trustee) verifying the vote of the Company’s stockholders regarding such Business Combination;

(g) In connection with any vote of the Company’s stockholders regarding a dissolution and liquidation, to provide to the Trustee an affidavit or certificate of a firm regularly engaged in the business of tabulating stockholder votes (which firm may be the Trustee) verifying the vote of the Company’s stockholders regarding such dissolution and liquidation;

(h) Within five business days after the Underwriters’ over-allotment option (or any unexercised portion thereof) expires or is exercised in full, to provide the Trustee notice in writing (with a copy to the Representatives) of the total amount of the Deferred Discount, which shall in no event be less than $1,940,000 ($2,522,000 if the over allotment option is exercised in full); and

(i)(1) Subject to the limitations and conditions set forth in paragraph (2) of this section 3(i), as soon as practicable, after the date 18 months from the date of this Agreement (the “LOI Termination Date”) (or 24 months from the date hereof in the event the Company has executed a Letter of Intent (defined below) prior to the LOI Termination Date but failed to consummate a Business Combination prior to the LOI Termination Date (“Second Termination Date”)), and following the affirmative votes of the Company’s stockholders to dissolve the Company, the Company shall instruct the Trustee to commence liquidation of the Trust Account as part of the Company’s plan of dissolution and liquidation approved by the Company’s stockholders. The Trustee, upon receiving the Officers Certificate in accordance with the Termination Letter from the Company, shall deliver a notice to Public Stockholders of record as of the LOI Termination Date or Second Termination Date, whichever the case may be, by U.S. mail or via the Depository Trust Company (“DTC”), within five days of receiving instructions from the Company to do so, notifying the Public Stockholders of such event and take such other actions as it may deem necessary to inform the Beneficiaries. The Trustee shall deliver to each Public Stockholder its ratable share of the Property against satisfactory evidence of delivery of the stock certificates by the Public Stockholders to the Company through DTC, its Deposit Withdraw Agent Commission (DWAC) system or as otherwise presented to the Trustee.

(2) Paragraph (1) of this Section 3(i) shall be subject to the following conditions and limitations: if the Company has entered into a bona fide, executed letter of intent, agreement in principle or engagement letter (a “Letter of Intent”) for a Business Combination prior to the LOI Termination Date, then the Company shall not be required to send an instruction to the Trustee relating to the liquidation of the Trust Account until the earlier of a Business Combination or the Second Termination Date.

4. Limitations of Liability . The Trustee shall have no responsibility or liability to:

(a) take any action with respect to the Property, other than as directed in Sections 1 and 2 hereof and the Trustee shall have no liability to any party except for liability arising out of its own gross negligence, willful misconduct or bad faith;

(b) institute any proceeding for the collection of any principal and income arising from, or institute, appear in or defend any proceeding of any kind with respect to, any of the Property unless and until it shall have received written instructions from the Company given as provided herein to do so and the Company shall have advanced or guaranteed to it funds sufficient to pay any expenses incident thereto;

(c) invest any Property other than in compliance with Section 1(c);

(d) refund any depreciation in principal of any Property;

(e) assume that the authority of any person designated by the Company to give instructions hereunder shall not be continuing unless provided otherwise in such designation, or unless the Company shall have delivered a written revocation of such authority to the Trustee;

(f) the Company or to anyone else for any action taken or omitted by it, or any action suffered by it to be taken or omitted, in good faith and in the exercise of its own best judgment, except for its gross negligence or willful misconduct. The Trustee may rely conclusively and shall be protected in acting upon any order, notice, demand, certificate, opinion or advice of counsel (including counsel chosen by the Trustee), statement, instrument, report or other paper or document (not only as to its due execution and the validity and effectiveness of its provisions, but also as to the truth and acceptability of any information therein contained) which is believed by the Trustee, in good faith, to be genuine and to be signed or presented by the proper person or persons. The Trustee shall not be bound by any notice or demand, or any waiver, modification, termination or rescission of this agreement or any of the terms hereof, unless evidenced by a written instrument delivered to the Trustee signed by the proper party or parties and, if the duties or rights of the Trustee are affected, unless it shall give its prior written consent thereto;

(g) verify the correctness of the information set forth in the Registration Statement or to confirm or assure that any Business Combination or other action taken by the Company is as contemplated by the Registration Statement;

(h) pay any taxes on behalf of the Trust Account (it being expressly understood that the Trustee’s sole obligation with respect to taxes shall be as provided for by Section 2(a) hereof);

(i) verify calculations, qualify or otherwise approve Company requests for distributions pursuant to Section 1(i), 2(a), 2(b) or 2(c) above; and

(j) enforce the Letter of Credit against any person or entity.

5. Certain Rights Of Trustee.

(a) Before the Trustee acts or refrains from acting, it may require an Officers Certificate or opinion of counsel or both. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers Certificate or opinion of counsel. The Trustee may consult with counsel and the advice of such counsel or any opinion of counsel shall be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

(b) The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

(c) The Trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within the rights or powers conferred upon it by this Agreement.

(d) The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Agreement; it shall not be accountable for the Company’s use of the proceeds from the Trust Account. Notwithstanding the effective date of this Agreement or anything to the contrary contained in this Agreement, the Trustee shall have no liability or responsibility for any act or event relating to this Agreement or the transactions related thereto which occurs prior to the date of this Agreement, and shall have no contractual obligations to the Beneficiaries until the date of this Agreement.

6. Trustee Resignation; Termination of Agreement.

(a) If the Trustee gives written notice to the Company that it desires to resign under this Agreement, the Company shall use its reasonable efforts to locate a successor trustee during which time the Trustee shall continue to act in accordance with the terms of this Agreement. At such time that the Company notifies the Trustee that a successor trustee has been appointed by the Company and has agreed to become subject to the terms of this Agreement, the Trustee shall transfer the management of the Trust Account to the successor trustee, including, but not limited to, the transfer of copies of the reports and statements relating to the Trust Account, whereupon the successor trustee shall be bound by the terms of this Agreement; provided, however, that, in the event that the Company does not locate a successor trustee within ninety days of receipt of the resignation notice from the Trustee, the Trustee may, but shall not be obligated to, submit an application to have the Property deposited with the United States District Court for the Southern District of New York and upon such deposit, the Trustee shall be immune from any liability whatsoever that arises due to any actions or omissions to act by any party after such deposit;

(b) At such time that the Trustee has completed the liquidation of the Trust Account in accordance with the provisions of Section 1(i) hereof, and distributed the Property in accordance with the provisions of the Termination Letter, this Agreement shall terminate except with respect to Section 3(b); or

(c) At such time that the Trustee has completed the liquidation of the Trust Account and distributed the Property in accordance with Sections 1(i) and 3(i) hereof, this Agreement shall terminate except with respect to Section 3(b).

7. Miscellaneous.

(a) The Company and the Trustee each acknowledge that the Trustee will follow the security procedures set forth below with respect to funds transferred from the Trust Account. Upon receipt of written instructions, the Trustee will confirm such instructions with an authorized individual at an authorized telephone number as listed on the attached Exhibit D. The Company and the Trustee will each restrict access to confidential information relating to such security procedures to authorized persons. Each party must notify the other party immediately if it has reason to believe unauthorized persons may have obtained access to such information, or of any change in its authorized personnel. In executing funds transfers, the Trustee will rely upon account numbers or other identifying numbers of a Beneficiary, Beneficiary’s bank or intermediary bank, rather than names. The Trustee shall not be liable for any loss, liability or expense resulting from any error in an account number or other identifying number, provided it has accurately transmitted the numbers provided.

(b) This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York, without giving effect to conflict of laws. It may be executed in several counterparts, each one of which shall constitute an original, and together shall constitute but one instrument. Facsimile or other electronic signatures shall constitute original signatures for all purposes of this Agreement.

(c) This Agreement contains the entire agreement and understanding of the parties hereto with respect to the subject matter hereof. This Agreement or any provision hereof may only be changed, amended or modified by a writing signed by each of the parties hereto; provided, however, that no such change, amendment or modification may be made without the prior written consent of the Representatives, who, along with each other Underwriter, the parties specifically agree, are and shall be a third party beneficiaries for purposes of this Agreement; and provided further, any amendment to Section 3(i) shall require the consent of all of the Public Stockholders. As to any claim, cross-claim or counterclaim in any way relating to this Agreement, each party waives the right to trial by jury.

(d) The parties hereto consent to the jurisdiction and venue of any state or federal court located in the State and County of New York for purposes of resolving any disputes hereunder. The parties hereto irrevocably submit to such jurisdiction, which jurisdiction shall be exclusive, and hereby waive any objections to such exclusive jurisdiction and accept such venue, and waive any objection that such courts represent an inconvenient forum.

(e) Any notice, consent or request to be given in connection with any of the terms or provisions of this Agreement shall be in writing and shall be sent by express mail or similar private courier service, by certified mail (return receipt requested), by hand delivery or by facsimile transmission:

if to the Trustee, to:

American Stock Transfer & Trust Company

59 Maiden Lane

Plaza Level

New York, New York 10038

Attn: Herbert Lemmer

Fax No.: (718) 331-1852

if to the Company, to:

Dekania Corp.

2929 Arch Street, Suite 1703

Philadelphia, Pennsylvania 19104

Attn: Thomas H. Friedberg

Fax No.: (215) 701-9555

in either case with a copy to:

Merrill Lynch, Pierce Fenner & Smith Incorporated

4 World Financial Center, 25th Floor

New York, NY 10080

Attn: Kerry Cannella

Fax No.: (212) 449-3151

and

Maxim Group LLC

405 Lexington Avenue

New York, New York 10174

Attn: Clifford A. Teller, Director of Investment Banking

Fax No.: (212) 895-3783

and

Ledgewood, P.C.

1900 Market Street, Suite 750

Philadelphia, Pennsylvania 19103

Attn.: J. Baur Whittlesey, Esq.

Fax: No.: (215) 753-2513

and

Ellenoff Grossman & Schole LLP

370 Lexington Avenue

New York, New York 10017

Attn: Douglas S. Ellenoff, Esq.

Fax No.: (212) 370-7889

and

Sidley Austin LLP

787 Seventh Avenue

New York, New York 10019

Attn.: Jack I. Kantrowitz, Esq.

Fax: (212) 839-5599

(f) This Agreement may not be assigned or delegated by the Trustee without the prior written consent of the Company and the Representatives.

(g) Each of the Trustee and the Company hereby represents that it has the full right and power and has been duly authorized to enter into this Agreement and to perform its respective obligations as contemplated hereunder. The Trustee acknowledges and agrees that it shall not make any claims or proceed against the Trust Account, including by way of set-off, and shall not be entitled to any funds in the Trust Account under any circumstance. The Trustee hereby waives any and all right, title, interest, or claim of any kind (“Claim”) in or to any distribution of the Trust Account, and hereby agrees not to seek recourse, reimbursement, payment, or satisfaction for any Claim against the Trust Account for any reason whatsoever. The Trustee hereby consents to its inclusion in the Registration Statement and other materials relating to the IPO.

IN WITNESS WHEREOF, the parties have duly executed this Investment Management Trust Agreement as of the date first written above.

AMERICAN STOCK TRANSFER & TRUST COMPANY, as Trustee

By:
Name:
Title:

DEKANIA CORP.

By:
Name:
Title:

EXHIBIT A

[Letterhead of Company]

[Insert date]

American Stock Transfer & Trust Company

59 Maiden Lane

Plaza Level

New York, New York 10038

Attn:

Re: Trust Account No. [ ] Termination Letter

Gentlemen:

Pursuant to Section 1(i) of the Investment Management Trust Agreement between Dekania Corp. (“Company”) and American Stock Transfer & Trust Company (“Trustee”), dated as of                     , 2007 (“Trust Agreement”), this is to advise you that the Company has entered into an agreement (“Business Agreement”) with                     (“Target Business”) to consummate a business combination with Target Business (“Business Combination”) on or about [            ]. The Company shall notify you at least 2 business days in advance of the actual date of the consummation of the Business Combination (“Consummation Date”). Capitalized words used herein and not otherwise defined shall have the meanings ascribed to them in the Trust Agreement.

In accordance with paragraph 2 of Article 6 of the Amended and Restated Certificate of Incorporation of the Company, the Business Combination has been approved by the stockholders of the Company and by the Public Stockholders holding a majority of the IPO Shares, and Public Stockholders holding less than 30% of the IPO Shares and the shares issued in the Placement have voted against the Business Combination and given notice of exercise of their conversion rights described in paragraph 3 of Article 6 of the Amended and Restated Certificate of Incorporation of the Company. Pursuant to Section 3(f) of the Trust Agreement, we are providing you with [ an affidavit ] [ a certificate ] of             , which verifies the vote of the Company’s stockholders in connection with the Business Combination. In accordance with the terms of the Trust Agreement, we hereby authorize you to commence liquidation of the Trust Account to the effect that, on the Consummation Date, all of funds held in the Trust Account will be immediately available for transfer to the account or accounts that the Company shall direct in writing on the Consummation Date.

On the Consummation Date (i) counsel for the Company shall deliver to you written notification that the Business Combination has been consummated or will, concurrently with your transfer of funds to the accounts as directed by the Company, be consummated, and (ii) the Company shall deliver to you written instructions with respect to the transfer of the funds held in the Trust Account (“Instruction Letter”). You are hereby directed and authorized to transfer the funds held in the Trust Account immediately upon your receipt of the counsel’s written notification and the Instruction Letter in accordance with the terms of the Instruction Letter. In the event that certain deposits held in the Trust Account may not be liquidated by the Consummation Date without penalty, you will notify the Company of the same and the Company shall direct you as to whether such funds should remain in the Trust Account and be distributed after the Consummation Date to the Company or be distributed immediately and the penalty incurred. Upon the distribution of all the funds in the Trust Account pursuant to the terms hereof, the Trust Agreement shall be terminated.

A-1

In the event that the Business Combination is not consummated on the Consummation Date described in the notice thereof and we have not notified you on or before the original Consummation Date of a new Consummation Date, then the funds held in the Trust Account shall be reinvested as provided in the Trust Agreement on the business day immediately following the Consummation Date as set forth in the notice.

Very Truly Yours,

DEKANIA CORP.

By:
Name:
Title:

cc:	Merrill Lynch, Pierce, Fenner & Smith Incorporated

Maxim Group LLC

A-2

EXHIBIT B

[Letterhead of Company]

[Insert date]

American Stock Transfer & Trust Company

59 Maiden Lane

Plaza Level

New York, New York 10038

Attn:

Re: Trust Account No. [ ] Termination Letter

Gentlemen:

Pursuant to paragraphs 1(i) and 2(c) of the Investment Management Trust Agreement between Dekania Corp. (“Company”) and American Stock Transfer & Trust Company (“Trustee”), dated as of                     , 2007 (“Trust Agreement”), this is to advise you that the Board of Directors of the Company and the stockholders of the Company have voted to dissolve the Company and liquidate the Trust Account (as defined in the Trust Agreement). Attached hereto is a copy of the minutes of the meeting of the Board of Directors of the Company relating thereto, certified by the Secretary of the Company as true and correct and in full force and effect.

In accordance with the terms of the Trust Agreement, we hereby authorize you to commence liquidation of the Trust Account as part of the Company’s plan of dissolution and liquidation. In connection with this liquidation, you are hereby authorized to establish a record date for the purposes of determining the stockholders of record entitled to receive their per share portion of the Trust Account. The record date shall be within ten (10) days of the liquidation date, or as soon thereafter as is practicable. You will notify the Company in writing as to when all of the funds in the Trust Account will be available for immediate transfer (“Transfer Date”) in accordance with the terms of the Trust Agreement and the Amended and Restated Certificate of Incorporation of the Company. You shall commence distribution of such funds in accordance with the terms of the Trust Agreement and the Amended and Restated Certificate of Incorporation of the Company and you shall oversee the distribution of such funds. Upon the payment of all the funds in the Trust Account, the Trust Agreement shall be terminated.

Very Truly Yours,

DEKANIA CORP.

By:
Name:
Title:

cc:	Merrill Lynch, Pierce, Fenner & Smith Incorporated

Maxim Group LLC

B-1

EXHIBIT C

[Letterhead of Trustee]

REQUEST TO DRAW UPON LETTER OF CREDIT

[Insert date]

Commerce Bank

1006 Astoria Boulevard

Cherry Hill, NJ 08034

Attention: W. C. Battaglia

Re:	Request to Draw Upon Letter of Credit of Cohen Bros. Acquisitions, LLC (LOC # )

Gentlemen/Ladies:

Pursuant to Section             of the Letter of Credit (“LOC”) among Commerce Bank (“Commerce”), Cohen Bros. Acquisitions, LLC, as Applicant (“CB Acquisition”) and American Stock Transfer & Trust Company (the “Trustee”), as Trustee of Dekania Corp.’s (the “Company”) trust account (the “Trust Account”) and Section 2(g) of the Investment Management Trust Agreement, dated                          , 2007 between Dekania Corp. and the Trustee, this letter constitutes a request to draw upon the Letter of Credit since: (i) the Company did not complete a business combination within the time periods set forth in the Company’s Registration Statement on Form S-1, as amended, File No. 333-134776 (the “Registration Statement”) and the Trustee, on behalf of the Company, must liquidate the Trust Account and distribute the amounts therein to public shareholders of the Company in accordance with the terms of the Registration Statement and the Investment Management Trust Agreement, by and between the Company and the Trustee, and (ii) the amount in the Trust Account available for distribution to the Company’s public shareholders upon liquidation is less than the required $10.00 per share by $            per share, an aggregate of $            .

Pursuant to Section             of the LOC, the Trustee is requesting $            , in the aggregate, to be drawn under the Letter of Credit in order for each public shareholder to receive $10.00 per share upon liquidation.

Sincerely,

AMERICAN STOCK TRANSFER & TRUST COMPANY

By:
Name:
Title:

C-1

EXHIBIT D

AUTHORIZED INDIVIDUAL(S) FOR TELEPHONE CALL BACK	AUTHORIZED TELEPHONE NUMBER(S)
Company:

Dekania Corp. 2929 Arch Street, Suite 1703 Philadelphia, Pennsylvania 19104 Attn: Thomas H. Freidberg, President & CEO Fax No.: (215) 861-7878

Underwriters:

Merrill Lynch, Pierce, Fenner & Smith Incorporated 4 World Financial Center, 25th Floor New York, NY 10080 Attn: Kerry Cannella Fax No.:(212) 449-3151

Maxim Group LLC 405 Lexington Avenue New York, New York 10022 Attn: Clifford A. Teller Fax No.:(212) 895-3783

Trustee:

American Stock Transfer & Trust Company 59 Maiden Lane Plaza Level New York, New York 10038 Attn: Herbert Lemmer Fax No.: (718) 331-1852

D-1

SCHEDULE A

Schedule of fees pursuant to Section 3(c) of Investment Management Trust Agreement

between Dekania Corp. and American Stock Transfer & Trust Company

Fee Item	Time and method of payment	Amount

Initial acceptance fee	Initial closing of IPO by wire transfer	$

Annual fee	First year, initial closing of IPO by wire transfer; thereafter on the anniversary of the effective date of the IPO by wire transfer or check	$

Transaction processing fee for disbursements to Company under Sections 2(a) and 2(b)	Deduction by Trustee from disbursement made to Company under Section 2(b)	$

Agreed:
Dated: , 2007
Dekania Corp.

By:

American Stock Transfer & Trust Co.

By:
Authorized Officer